Exhibit 23.2










            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 1, 2005 relating to the financial statements of Greens Creek Joint Venture, which appears in Hecla Mining Company's Annual Report on Form 10-K/A-1, for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
June 28, 2005